SUB-ITEM 77I

The MFS Cash Reserve Fund, MFS Strategic Growth Fund, MFS Core Equity Fund, MFS Value Fund, MFS Core Growth Fund, MFS Technology Fund, MFS New Discovery Fund, and MFS Research International Fund, each a series of MFS Series Trust I, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.